Exhibit 5.1

Mayer Brown LLP
700 Louisiana Street
Suite 3400
Houston, Texas 77002-2730

Main Tel +1 713 238 3000
Main Fax +1 713 238 4888
www.mayerbrown.com

April 6, 2017

Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002

Re:                             Halcón Resources Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Halcón Resources Corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-8 (the “Registration Statement”) of 9,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Shares”), for issuance and sale pursuant to the Halcón Resources Corporation 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”).

In connection with such matters, we have examined originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

For purposes of our opinion, we have assumed the genuineness of all signatures on all documents examined by us, the legal competency of the individuals signing any such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that and that the offer and sale of the Shares will comply in all respects with the terms, conditions and restrictions set forth in the 2016 Plan. As to other facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and have assumed, without independent inquiry, the accuracy of those representations.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that the issuance of the Shares has been duly authorized and, when issued, delivered and paid for in accordance with the 2016 Plan, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to matters governed by the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mayer Brown LLP